PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.	CONTACT:	Donna Granato
	950 Third Avenue, 5th Floor		Director, Finance & Investor Relations
	New York, NY 10022		646-429-1809
dgranato@mdc-partners.com

 MDC PARTNERS INC. REPORTS RESULTS FOR THE
THREE MONTHS ENDED MARCH 31, 2009

QUARTERLY HIGHLIGHTS:
•	Revenues decreased to $126.7 million vs. $140.9 million in Q1 2008
•	Organic revenue decline of 6.7% for Q1 2009
•	Net new business wins of $1.1 million for Q1 2009
•	MDC EBITDA increased to $11.2 million vs. $10.8 million in Q1 2008
•	Net income attributable to MDC Partners Inc. increased to $29,000 vs. a loss of ($3.4) million in Q1 2008
•	Diluted earnings per share attributable to MDC Partners Inc. common shareholders improved to nil vs. a loss of ($0.13) in Q1 2008
•	Free Cash Flow increased to $7.8 million vs. $4.0 million in Q1 2008
•	Net bank debt decreased to $103.3 million vs. $124.3 million at the end of Q1 2008

NEW YORK, NY (April 27, 2009) – MDC Partners Inc. (“MDC Partners” or the “Company”) today announced financial results for the three months ended March 31, 2009.

Consolidated revenues for the first quarter of 2009 were $126.7 million, a decrease of 10% compared to $140.9 million in the first quarter of 2008.  MDC EBITDA (as defined) for the first quarter of 2009 was $11.2 million, an increase of 3.9% compared to $10.8 million in the first quarter of 2008.  Net income attributable to MDC Partners Inc. in the first quarter was $29,000 compared to a loss of ($3.4) million in the first quarter of 2008.  Diluted earnings per share attributable to MDC Partners Inc. common shareholders for the first quarter of 2009 was nil compared with a loss of ($0.13) per share in the same period of 2008.  Free cash flow (as defined) was $7.8 million in the first quarter of 2009 compared with $4.0 million in the first quarter of 2008.

“We are extremely proud of our ability to continue to grow MDC’s EBITDA and free cash flow, despite a challenging quarter for revenue growth.  Our first quarter demonstrated that our retainer businesses continue to grow and our disciplined approach to managing expenses and capital investments were successful.  We believe that revenue growth will accelerate in the second half of the year and we remain confident in our ability to meet our annual guidance,” said Miles S. Nadal, Chairman & CEO of MDC Partners.

Conference Call

Management will host a conference call on April 28, at 10:00 a.m. (EST) to discuss our results.  The conference call will be accessible by dialing 1-416-644-3423 or toll free 1-800-731-5319.  An investor presentation has been posted on our website www.mdc-partners.com and will be referred to during the conference call.

A recording of the conference call will be available until Friday, May 15, 2009 by dialing 1-416-640-1917 or toll free 1-877-289-8525 (passcode 21303249#) or by visiting our website.

About MDC Partners Inc.

MDC Partners is a leading provider of marketing communications solutions and services to clients in North America, Europe and Latin America.  Through its partnership of entrepreneurial firms it provides advertising, specialized communications and consulting services to leading brands. MDC Partners’ philosophy emphasizes the utilization of strategy and creativity to drive growth for its clients. “MDC Partners is The Place Where Great Talent Lives”. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

Non-GAAP Financial Measures

In addition to its reported results, MDC Partners has included in this earnings release certain financial results that the Securities and Exchange Commission defines as "non-GAAP financial measures."  Management believes that such non-GAAP financial measures, when read in conjunction with the Company's reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company's results. These non-GAAP financial measures relate to: (1) presenting MDC’s share of EBITDA (as defined) for the three months ended March 31, 2009 and 2008; and (2) presenting Free Cash Flow (as defined) for the three months ended March 31, 2009 and 2008.  Included in this earnings release are tables reconciling MDC’s reported results to arrive at these non-GAAP financial measures.

This press release contains forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this press release that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions, estimates of amounts for deferred acquisition consideration and “put” option rights, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section.  Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events, if any.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:

•	risks associated with severe effects of national and regional economic downturn;

•	the Company’s ability to attract new clients and retain existing clients;

•	the financial success of the Company’s clients;

•	the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to those relating to “put” option right and deferred acquisition consideration;

•	the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities; and

•	foreign currency fluctuations.

In addition to improving organic growth for its existing operations, the Company’s business strategy includes ongoing efforts to engage in material acquisitions of ownership interests in entities in the marketing communications services industry.  The Company intends to finance these acquisitions by using available cash from operations and through incurrence of bridge or other debt financing, either of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership.  At any given time the Company may be engaged in a number of discussions that may result in one or more material acquisitions.  These opportunities require confidentiality and may involve negotiations that require quick responses by the Company.  Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.

Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in the Annual Report on Form 10-K under the caption “Risk Factors” and in the Company’s other SEC filings.

SCHEDULE 1

MDC PARTNERS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ in 000s, except share and per share amounts)

	Three Months Ended March 31,
	2009	2008

Revenue	$126,738	$140,902

Operating Expenses:
Cost of services sold	85,879	95,519
Office and general expenses	31,152	34,455
Depreciation and amortization	7,593	9,776
	124,624	139,750

Operating profit	2,114	1,152

Other Income (Expenses):
Other income	2,629	3,627
Interest expense	(3,761)	(3,911)
Interest income	203	467

Income from continuing operations before income taxes
and equity in affiliates	1,185	1,335

Income taxes expense (recovery)	615	(292)

Income from continuing operations before equity in affiliates	570	1,627
Equity in earnings of non-consolidated affiliates	93	140

Income from continuing operations	663	1,767
Loss from discontinued operations attributable to MDC Partners Inc.	(252)	(3,036)
Net income (loss)	411	(1,269)
Less: Net income attributable to the noncontrolling interests	(382)	(2,125)
Net income (loss) attributable to MDC Partners Inc.	$29	$(3,394)

Income (Loss) Per Common Share:
Basic and Diluted:
Income (loss) from continuing operations attributable to MDC
Partners Inc. common shareholders	$0.01	$(0.01)
Discontinued operations attributable to MDC Partners Inc.
common shareholders	$(0.01)	$(0.12)
Net income (loss) attributable to MDC Partners Inc.
common shareholders	$0.00	$(0.13)

Weighted Average Number of Common Shares:
Basic	27,115,751	26,497,163
Diluted	27,115,751	26,497,163

SCHEDULE 2

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended March 31, 2009

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$78,870	$29,132	$18,736	-	$126,738

Operating Income (Loss) as Reported	$6,331	$(162)	$(49)	$(4,006)	$2,114

Add:
Depreciation and amortization	5,240	1,839	420	94	7,593
Stock-based compensation	433	29	161	1,274	1,897

EBITDA *	12,004	1,706	532	(2,638)	11,604

Less: Net income attributable to noncontrolling interests	(365)	-	(17)	-	(382)

MDC's Share of EBITDA**	$11,639	$1,706	$515	$(2,638)	$11,222

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,and stock-based compensation.

**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciationand amortization and stock-based compensation less net income attributable to noncontrolling interests.

MDC PARTNERS INC.
RECONCILIATION OF OPERATING INCOME (LOSS) TO EBITDA*
(US$ in 000s)

For the Three Months Ended March 31, 2008

	Strategic	Customer	Specialized
	Marketing	Relationship	Communication
	Services	Management	Services	Corporate	Total

Revenue	$76,978	$34,663	$29,261	-	$140,902

Operating Income (Loss) as Reported	$1,252	$1,227	$3,124	$(4,451)	$1,152

Add:
Depreciation and amortization	7,281	1,825	602	68	9,776
Stock-based compensation	446	32	252	1,268	1,998

EBITDA*	8,979	3,084	3,978	(3,115)	12,926

Less: Net income attributable to noncontrolling interests	(687)	(57)	(1,381)	-	(2,125)

MDC's Share of EBITDA**	$8,292	$3,027	$2,597	$(3,115)	$10,801

*	EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciation and amortization,and stock-based compensation.

**
MDC's Share of EBITDA is a non-GAAP measure, but as shown above it represents operating income (loss) plus depreciationand amortization and stock-based compensation less net income attributable to noncontrolling interests.

SCHEDULE 3

MDC PARTNERS INC.
FREE CASH FLOW
(US$ in 000s)

	Three Months Ended March 31,
	2009	2008
MDC EBITDA	$11,222	$10,801
Capital Expenditures	(830)	(4,177)
Cash Taxes	66	(280)
Cash Interest, net	(2,640)	(2,316)

Free Cash Flow	$7,818	$4,028

SCHEDULE 4

MDC PARTNERS INC.
CONSOLIDATED BALANCE SHEETS
(US$ in 000s)

	March 31,	December 31,
	2009	2008

Assets
Current Assets:
Cash and cash equivalents	$46,247	$41,331
Accounts receivable, net	116,219	106,954
Expenditures billable to clients	18,380	16,949
Prepaid expenses	5,668	5,240
Other current assets	5,145	5,270
Total Current Assets	191,659	175,744

Fixed assets, net	40,798	44,021
Investment in affiliates	1,692	1,593
Goodwill	237,270	238,214
Other intangible assets, net	43,257	46,852
Deferred tax assets	11,321	11,926
Other assets	10,088	10,889
Total Assets	$536,085	$529,239

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$66,353	$75,360
Accrued and other liabilities	58,985	55,338
Advance billings, net	56,663	50,053
Current portion of long term debt	1,519	1,546
Deferred acquisition consideration	3,436	5,538
Total Current Liabilities	186,956	187,835

Revolving credit facility	19,567	9,701
Long-term debt	132,872	133,305
Convertible notes	35,677	36,946
Other liabilities	8,914	6,949
Deferred tax liabilities	4,589	4,700
Total Liabilities	388,575	379,436

Redeemable Noncontrolling Interests	$57,037	$21,751

Shareholders' Equity:
Common shares	217,544	213,534
Additional paid in capital	-	33,470
Accumulated deficit	(119,154)	(112,836)
Stock subscription receivable	(340)	(354)
Accumulated other comprehensive income	(8,461)	(6,633)
Total MDC Partners Inc. Shareholders' Equity	89,589	127,181
Noncontrolling Interests	884	871
Total Equity	90,473	128,052

Total Liabilities, Redeemable Noncontrolling
Interests and Equity	$536,085	$529,239

SCHEDULE 5

MDC PARTNERS INC.
SUMMARY CASH FLOW DATA
(US$ in 000s)

	March 31,
	2009	2008

Cash flows provided by (used in) continuing operating activities	$928	$(10,988)
Discontinued operations	$(368)	$538
Net cash provided by (used in) operating activities	$560	$(10,450)

Net cash used in investing activities	$(4,121)	$(9,933)

Net cash provided by financing activities	$8,924	$15,586

Effect of exchange rate changes on cash and cash equivalents	$(447)	$136

Net increase (decrease) in cash and cash equivalents	$4,916	$(4,661)